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MCGLADREY & PULLEN
CERTIFIED PUBLIC ACCOUNTANTS

                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Valley Bancorp on Form S-8 of our report, dated January 30, 2004, included in the S-1 of Valley Bancorp that was filed with the SEC on July 12, 2004 and amended on August 26, 2004 and September 10, 2004.

                                            /s/ MCGLADREY & PULLEN, LLP

                                            McGLADREY & PULLEN, LLP

Las Vegas, Nevada
October 20, 2004

McGladrey & Pullen, LLP is an
independent member firm of RSM
International, an affiliation of
independent accounting and consulting
firms.